SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 31, 2001

iXL Enterprises, Inc.

(Exact name of registrant specified in Charter)

Delaware	000-26167	58-2234342

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Peachtree Street
Atlanta, GA 30309
(Address of Principal Executive Offices) (Zip Code)

(404) 279-1000
(Registrant’s Telephone Number)

copies of all communications to:

Theodore Browne, Esq.
Vice President and General Counsel
iXL Enterprises, Inc.
1600 Peachtree Street, NW
Atlanta, GA 30309
(404) 279-1000

-and to-

James S. Altenbach, Esq	Clifford E. Neimeth, Esq

c/o Greenberg Traurig, LLP	c/o Greenberg Traurig, LLP

3290 Northside Parkway, N.W	The Met Life Building

Suite 400	200 Park Avenue

Atlanta, GA 30327	New York, NY 10021

(678) 553-2444	(212) 801-9383

ITEM 5. OTHER EVENTS.

     On July 31, 2001, iXL Enterprises, Inc. (“iXL”) and Scient Corporation (“Scient”) jointly announced that they entered into an Agreement and Plan of Merger dated July 31, 2001 (the “Merger Agreement”), which sets forth the terms and conditions of a proposed business combination of iXL and Scient. Pursuant to the Merger Agreement, iXL will merge with and into a direct, wholly owned subsidiary of a newly organized Delaware corporation jointly owned by iXL and Scient (“Parent”), and a separate direct, wholly owned subsidiary of the Parent will merge with and into Scient. Each share of iXL common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.25 shares of Parent common stock, and each share of Scient common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.31 shares of Parent common stock. As a result of the foregoing mergers, the businesses and operations of each of iXL and Scient will be owned by Parent through its two direct, wholly owned subsidiaries surviving the above-described mergers. The Parent will be headquartered in New York City under the “Scient” name.

     Consummation of the transactions is subject to various conditions, including the approval by both iXL’s and Scient’s stockholders and the receipt of required regulatory approvals. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and a copy of the joint press release regarding the Merger Agreement is attached hereto as Exhibit 99.1.

     In connection with the execution of the Merger Agreement, iXL and certain stockholders of Scient who own approximately 34% of the outstanding common stock of Scient entered into a Voting Agreement pursuant to which such Scient stockholders have agreed to vote their shares of Scient common stock in favor of the adoption of the Merger Agreement. Similarly, Scient and certain stockholders of iXL who own approximately 34% of the outstanding common stock of iXL entered into a Voting Agreement pursuant to which such iXL stockholders have agreed to vote their shares of iXL common stock in favor of the adoption of the Merger Agreement. Copies of the Voting Agreements are attached hereto as Exhibits 10.1 and 10.2.

ITEM 7. EXHIBITS.

(c): Exhibits:

2.1	Agreement and Plan of Merger dated July 31, 2001, among iXL Enterprises, Inc., Scient Corporation, India Merger Sub, Inc., and Sierra Merger Sub, Inc.

10.1	Scient Voting Agreement dated July 31, 2001 among iXL Enterprises, Inc. and certain stockholders of Scient Corporation.

10.2	iXL Voting Agreement dated July 31, 2001 among Scient Corporation and certain stockholders of iXL Enterprises, Inc.

10.3	Certificate of Incorporation of Parent (currently named India-Sierra Holdings, Inc.)

10.4	Bylaws of Parent (currently named India-Sierra Holdings, Inc.)

99.1	Joint Press Release dated July 31, 2001 announcing the execution of the Agreement and Plan of Merger between iXL Enterprises, Inc. and Scient Corporation (“Scient and iXL Enterprises Agree to Combine to Expand the Scope and Impact of Their Services”)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iXL Enterprises, Inc.

	By:	/s/ Michael J. Casey

Michael J. Casey

Executive Vice President and Chief Financial Officer

Dated: August 2, 2001

EXHIBIT INDEX

2.1	Agreement and Plan of Merger dated July 31, 2001 among iXL Enterprises, Inc., Scient Corporation, India Merger Sub, Inc., and Sierra Merger Sub, Inc.

10.1	Scient Voting Agreement dated July 31, 2001 among iXL Enterprises, Inc. and certain stockholders of Scient Corporation.

10.2	iXL Voting Agreement dated July 31, 2001 among Scient Corporation and certain stockholders of iXL Enterprises, Inc.

10.3	Certificate of Incorporation of Parent (currently named India-Sierra Holdings, Inc.)

10.4	Bylaws of Parent (currently named India-Sierra Holdings, Inc.)

99.1	Joint Press Release dated July 31, 2001 announcing the execution of the Agreement and Plan of Merger between iXL Enterprises, Inc. and Scient Corporation (“Scient and iXL Enterprises Agree to Combine to Expand the Scope and Impact of Their Services”)